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                                                                  EXHIBIT 99.(b)

News Release

01/03/01

          WILLIAMS EXPECTS TO MEET OR EXCEED 2001 WALL STREET ESTIMATES

TULSA -- Williams (NYSE:WMB) said today that expanding earnings capacity in marketing and trading combined with the growth of its other energy businesses should enable the company to meet or exceed Wall Street's 2001 estimates of $1.26 per share for consolidated and $1.73 per share for energy-only results.

Keith E. Bailey, chairman, president and chief executive officer, said the forecast of consolidated recurring results does not include the impact of the potential tax-free spin-off of Williams Communications to Williams' shareholders, which continues to be evaluated. Energy-only earnings reflect recurring consolidated performance excluding the after-tax results of Williams Communications.

"What 2000 made clear is that we have successfully transformed our energy business to take greater advantage of opportunities that exist in unregulated or lightly regulated parts of the industry," Bailey said. "This now represents the majority of our income growth potential, even in light of the strong and continued improving performance of our natural gas pipeline group.

"The shift toward higher growth potential lines of business, of course, brings with it the chance for greater volatility in our financial results," he said. "Barring significant shifts in our industry's business environment, we believe we have the potential to build on the success we enjoyed in 2000.

"Our proprietary trading investments are generating exceptional returns through record structured deal flow -- highlighting our ability to capture value across nearly every energy market," Bailey said. "We've built our base business to the point where we believe it will generate a solid and sustainable level of earnings from

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which to grow our trading portfolio. It should also be the fastest growing part of our mix of energy businesses."

Steve Malcolm, president and chief executive officer of Williams Energy Services, said he believes the marketing and trading company, "can generate a minimum of $500 million per year in segment profit under most market conditions. And, if we achieve our growth goals for our power portfolio, we have the potential to significantly exceed that level of performance."

Bailey said, "As well as marketing and trading is performing, it should not overshadow the superior performance we are achieving across nearly all of our energy portfolio, which we also continue to selectively grow in a way that is consistent with our investment strategy. And, our communications business enters the year building on accomplishing two major objectives -- completing a new, next-generation national fiber-optic network on time and growing a significant book of business to ride on it."

Pending board approval later this month, Bailey said he expects the 2001 capital budget to be approximately $2.4 billion for energy and $2.2 billion for communications.

Bailey also provided the following roundup of developments that may impact 2001 and beyond:

Williams Energy Services, which provides a full range of traditional and leading edge energy products and services that are unregulated or lightly regulated, reported it:

- Is actively working to double the company's 8,900-megawatt electric power portfolio in 2001, with a five-year goal to manage approximately 40,000 megawatts. This business already is a top-10 domestic power marketer, the nation's third largest natural gas liquids marketer and trades nearly every energy commodity from its trading floor in Tulsa.

- Acquired TransCanada's western Canadian natural gas liquids assets, expanding into a new key producing basin in western Canada.

- Won major new deep-water, western Gulf of Mexico business to gather oil and natural gas, which will include the construction of a 300 million cubic foot per day gas processing plant, to be completed in the fourth quarter.

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- Completed in mid-2000 a $123 million, 20,000-barrel-per-day expansion of the
Memphis refinery.

- Formed Williams Energy Partners L.P. master limited partnership to acquire, own and operate energy assets, principally for storage, transportation, and distribution of refined petroleum products and ammonia.

- Formed, with several industry partners, TradeSpark, LP, an electronic energy trading marketplace.

- Increased petroleum product storage capacity through the acquisition of six terminals, bringing the totals to 40 independent and 40 on-system terminals.

Williams Gas Pipeline, the nation's second largest which provides transportation and storage services while delivering from 17 to 20 percent of the country's daily demand for natural gas, said it:

- Received Federal Energy Regulatory Commission (FERC) authorization to phase construction of the MarketLink expansion to provide 296,000 dekatherms per day of additional firm natural gas transportation capacity to markets in the northeastern United States. Construction should begin in first-quarter 2001.

- Filed an application with the FERC to add 124,500 dekatherms per day firm transportation service to the Kern River system into southern California. Proposed in-service date is May 1, 2002.

- Completed the SouthCoast expansion, increasing capacity on the Transco system by 204,099 dekatherms per day to serve Alabama and Georgia markets.

- Announced plans to purchase, with Duke Energy, the Coastal Gulfstream natural gas system to expedite entry into growing Florida energy markets.

- Announced plans for several expansion projects, including Cross Bay in New Jersey, Georgia Strait in the Northwest, Sundance in the Southeast, and Western Frontier in the Rockies and MidContinent.

- Purchased Cove Point LNG Limited Partnership from Columbia Energy Group. The facility is the largest LNG import facility in the United States, with a daily send-out capacity of 1 billion cubic feet.

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- Acquired Duke Energy's 9.8 percent interest in Alliance Pipeline. Williams already owned a 4.8 percent stake in the pipeline, which will transport Canadian gas to growth markets in the midwestern and eastern United States.

Williams Communications, which includes a leading-edge broadband network, single-source communications systems integration and multiple technology applications for businesses, expects to produce 2001 network-related revenue that will be approximately $1.3 billion, more than double that of recurring 2000 network revenues. Network EBITDA (earnings before interest, taxes, depreciation and amortization) is expected to be positive on a run-rate basis by year-end 2001.

The communications division also reported:

- It generated more than $3 billion in new network business in 2000, effectively doubling its network customer base.

- Williams further strengthened its alliances with SBC Communications, which began offering long-distance service in Texas on the Williams network, and KDDI America, the largest Internet service provider in Japan.

- Extended network connectivity to 125 domestic cities, becoming the nation's largest next-generation network.

- Led the next generation of optical networking by offering OC-192 optical wave service to customers and accelerating the development of an intelligent optical Internet Protocol network and a comprehensive suite of IP-based services.

- Extended its international reach, establishing interests in undersea communications between China and Japan, expanding European and Canadian capabilities; and establishing major broadband fiber-optic network links to Australia, Argentina and Chile.

- Expanded its vision for business-to-business broadband media services with Vyvx Services' MediaXtranet initiatives, delivering the first-run movie "Bounce" over the Williams network from Los Angeles to a theater in New York City.

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About Williams

Williams, through its subsidiaries, connects businesses to energy and communications. The company delivers innovative, reliable products and services through its extensive networks of energy-distributing pipelines and high-speed fiber-optic cables. Williams information is available at http://www.williams.com.

Portions of this document may constitute "forward-looking statements" as defined by federal law. Although the company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the "safe harbor" protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in the company's annual reports filed with the Securities and Exchange Commission.

CONTACT INFORMATION:

Jim Gipson,              Rick Rodekohr,              Richard George,
Williams (media          Williams (investor          Williams (investor
inquiries)               inquiries)                  inquiries)
(918) 573-2111           (918) 573-2087              (918) 573-3679
Jim.gipson@williams.com  rick.rodekohr@williams.com  richard.george@williams.com